AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is effective as of this 1st day of November, 2020, by and between Vericimetry Funds, a Delaware statutory trust (“Vericimetry Funds” or the “Fund”), Vericimetry Advisors, LLC (“Vericimetry Advisors”), UMB Fund Services, Inc., a Wisconsin corporation (“UMBFS”), and UMB Bank, n.a., a national banking association (“UMB” and together with UMBFS, the “UMB Entities.”

WHEREAS, Vericimetry Funds and UMBFS have entered into a Fund Administration and Accounting Agreement (the “Administration and Accounting Agreement”) and a Transfer Agency Agreement (the “TA Agreement”) each dated as of October 23, 2017 and subsequently amended (collectively, the “UMBFS Agreements”);

WHEREAS, Vericimetry Funds and UMB have entered into a Custody Agreement (the “Custody Agreement”) dated October 23, 2017 and subsequently amended (the UMBFS Agreements and Custody Agreement are collectively referred to herein as, the “Agreements”);

WHEREAS, the parties wish to amend the Agreements as set forth herein by entering into this Amendment.

NOW THEREFORE, for and in consideration of the mutual promises hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Schedule C to the Administration and Accounting Agreement and Schedule C to the TA Agreement shall hereby be amended and restated in their entirety to read as the respective Schedule C attached hereto.

2.       Appendix C to the Custody Agreement shall hereby be amended and restated in their entirety to read as the Appendix C attached hereto.

3.       The parties hereby agree to extend the current term of each of the Agreements, to October 31, 2022 (“Initial Term”). Notwithstanding anything to the contrary in any of the Agreements, each Agreement shall continue in effect for the aforementioned term and may not be terminated by Vericimetry Funds prior to October 31, 2022. After that date, each Agreement shall automatically renew for additional twelve (12) month terms (each a “Renewal Term”) unless earlier terminated as provided for in the respective Agreement. In the event any Agreement is terminated by Vericimetry Funds prior to the end of the Initial Term or any subsequent Renewal Term, Vericimetry Funds shall be obligated to pay the applicable UMB Entities the remaining balance of the fees payable under such Agreement through the end of the Initial Term or Renewal Term, as applicable. Should any Agreement be terminated due to the Fund’s liquidation or the sale of the Fund to another UMBFS client, the Vericimetry Funds shall not be obligated to pay the remaining balance of the fees payable under such Agreement(s) upon providing UMBFS at least 30 days’ notice prior to termination.

4.       Any reference to any Agreement shall be a reference to such Agreement as amended hereby. All rights, obligations and liabilities in respect of the Agreements shall continue to exist save as varied herein. In the event of any conflict or inconsistency between the provisions of this Amendment and the Agreements, the terms of this Amendment shall prevail. All other terms of the Agreements are hereby ratified and confirmed.

5.       This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but which together shall constitute one instrument.

6.       This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their respective officers, thereunto duly authorized, as of the date first above written.

THE VERICIMETRY FUNDS
(“Vericimetry Funds”)

By:	/s/ Mendel Fygenson
Professor Mendel Fygenson
President

VERICIMETRY ADVISORS, LLC
(“Vericimetry Advisors”)

By:	/s/ Mendel Fygenson

Professor Mendel Fygenson

UMB FUND SERVICES, INC.
(“UMBFS”)

By:	/s/ Maureen Quill
Maureen A. Quill
Executive Vice President

UMB BANK, N.A.
(“UMB”)

By:	/s/ Amy Small
Amy Small
Senior Vice President

Schedule C

to the

Administration and Fund Accounting Agreement

by and between

Vericimetry Funds

and

UMB Fund Services, Inc.

Effective as of November 1, 2020

FEES

[ Fees ]

Amended and Restated

Schedule C

to the

Transfer Agency Agreement

by and between

Vericimetry Funds

and UMBFS

Effective as of November 1, 2020

FEES

[ Fees ]

CUSTODY AGREEMENT

APPENDIX C

COMPENSATION

Effective as of November 1, 2020

[ Fees ]